UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

As previously disclosed, on March 17, 2013, KiOR, Inc. (the “Company”) and its wholly-owned subsidiary Kior Columbus, LLC, (“KiOR Columbus”) entered into an amendment no. 1 (the “Amendment”) to the Loan and Security Agreement, dated as of January 26, 2012 (as amended by the Amendment, the “Loan and Security Agreement”) with the Company and KiOR Columbus as borrowers (collectively, the “Borrowers”), 1538731 Alberta Ltd. as agent and lender, and 1538716 Alberta Ltd., as lender, (collectively, the “Alberta Lenders”), and KFT Trust, Vinod Khosla, Trustee, (“Khosla” and, collectively with the Alberta Lenders, the “Lenders”).

Pursuant to the original Loan and Security Agreement, the Alberta Lenders had made a term loan to the Borrowers in the principal amount of $50 million and Khosla had made a term loan to the Borrowers in the principal amount $25 million, for a total of $75 million in principal amount (collectively, the “Loan Advance”). The Amendment, among other things, increased the amount available under the facility by $50 million, which the Borrowers may borrow from Khosla, based on the Borrowers’s capital needs, before March 31, 2014, subject to the terms of the Loan and Security Agreement.

The terms of the Loan and Security Agreement, including the terms of conversion and exercise of the warrants issuable in connection with each Loan Advance, are described in further detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 18, 2013, including exhibits 99.1-99.10 thereto (collectively, the “Original Filing”), which is incorporated by reference herein.

On July 26, 2013, the Company borrowed $10 million from Khosla pursuant to the Loan and Security Agreement and in connection therewith issued to Khosla a Subsequent Drawdown Warrant for the purchase of 355,751 shares of the Company’s Class A Common Stock, an ATM Warrant for the purchase of 79,813 shares of the Company’s Class A Common Stock and a Subsequent PIK Warrant for the purchase of 62,382 shares of the Company’s Class A Common Stock (as each term is defined in the Original Filing). Each warrant was issued with an exercise price per share of $5.06. As previously reported on a Current Report on Form 8-K filed by the Company on April 30, 2013, the Company borrowed $10 million from Khosla on April 24, 2013 and issued warrants to Khosla for the purchase of an aggregate of 569,825 shares of the Company’s Class A Common Stock; as previously reported on a Current Report on Form 8-K filed by the Company on May 23, 2013, the Company borrowed $10 million from Khosla on May 17, 2013 and issued warrants to Khosla for the purchase of an aggregate of 546,302 shares of the Company’s Class A Common Stock; and as previously reported on a Current Report on Form 8-K filed by the Company on June 19, 2013, the Company borrowed $10 million from Khosla on June 17, 2013 and issued warrants to Khosla for the purchase of an aggregate of 571,254 shares of the Company’s Class A Common Stock.

The foregoing descriptions of the Subsequent Drawdown Warrant, ATM Warrant and Subsequent PIK Warrant issued to Khosla are qualified in their entirety by reference to the Subsequent Drawdown Warrant, ATM Warrant and Subsequent PIK Warrant filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company issued the Subsequent Drawdown Warrant, the ATM Warrant, and the Subsequent PIK Warrant in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Lenders, including the representations with respect to the Lenders’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Lenders’ investment intent with respect to the warrants and the underlying shares of Class A Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Warrant Agreement to Purchase Shares of Class A Common Stock, dated July 26, 2013, by and between the Company and KFT Trust, Vinod Khosla, Trustee

99.2	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee

99.3	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: July 30, 2013	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Warrant Agreement to Purchase Shares of Class A Common Stock, dated July 26, 2013, by and between the Company and KFT Trust, Vinod Khosla, Trustee

99.2	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee

99.3	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee